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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Registration Statement on Form S-3 of our report dated February 18, 2000 relating to the financial statements of Level 8 Systems, Inc. as of December 31, 1999 and for the years ended December 31, 1999 and 1998, which appears in such Registration Statement. We also consent to the references to us under the headings "Selected Consolidated Financial Data," "Experts" and "Changes In and Disagreements with Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

McLean, Virginia
July 9, 2001